Exhibit 23

Consent of Independent Registered Public Accounting Firm

Hecla Mining Company Capital Accumulation Plan
Coeur d’ Alene, Idaho

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-7833 and 33-41833) of Hecla Mining Company of our report dated June 29, 2011, relating to the financial statements and supplemental schedule of the Hecla Mining Company Capital Accumulation Plan which appears in this Form 11-K.

/s/ BDO Seidman, LLP

Spokane, WA

June 29, 2011

F-17